                                                                   EXHIBIT 10.25

                              EMPLOYMENT AGREEMENT


                  This employment agreement ("Agreement") is made as of April 26, 1999 by and between IXC Communications, Inc., a Delaware corporation (the "Company"), and James F. Guthrie ("Employee").

                                   BACKGROUND

                  Employee is now, and has been for several years, employed by the Company. As an inducement for Employee to remain with the Company through and beyond December 31, 1999, the Company and Employee now desire to enter into a formal employment contract all as set forth herein.

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

SECTION 1. CAPACITY AND DUTIES

                  1.1 Employment; Acceptance of Employment. Effective April 26, 1999, the Company employs Employee as Executive Vice President, Chief Financial Officer, and Employee hereby accepts such employment with the Company, for the period and upon the terms and conditions hereinafter set forth.

                  1.2 Capacity and Duties.

                           (a) Employee shall be employed by the Company as
Executive Vice President, Chief Financial Officer, and shall be responsible for all financial operations and M&A activities of the Company and its subsidiaries, and shall perform such duties and shall have such authority, consistent with his position, as may from time to time reasonably be specified by the Board of Directors of the Company (the "Board"). While not a member of the Board, Employee will be included in all applicable Board of Directors meetings, teleconferences, etc.

                           (b) Employee shall devote Employee's full-time
attention, energies, skills, learning and best efforts to the business of the Company and, during the term of this Agreement, shall not be engaged, directly or indirectly, in any other business activity or render services of a business, professional or commercial nature to any other person, firm or corporation, in competition with the Company, except as otherwise agreed to in writing by the Company.

SECTION 2. TERM OF EMPLOYMENT

                  2.1 Term. The term of Employee's employment hereunder shall commence on April 26, 1999, and shall continue until October 7, 2002, unless earlier terminated as hereinafter provided. Upon the expiration of such term, Employees employment with the Company shall continue on an at will employment basis until terminated by either party.

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                  2.2 Notwithstanding section 2.1 above, Employee may terminate this Agreement at any time upon giving no less than 90 days notice to the Company.

SECTION 3. COMPENSATION

                  3.1 Basic Compensation. As compensation for Employee's services hereunder, the Company shall pay to Employee a salary at the annual rate of $278K payable in periodic installments in accordance with the Company's regular payroll practices in effect from time to time, or at such higher annual rate as the Board shall from time to time determine in its sole discretion. The Board shall review Employee's salary no less frequently than annually.

                  3.2 Incentive Compensation. In addition to the base salary provided in Section 3.1 hereof, Employee shall be eligible to receive an annual bonus in accordance with the Company's policy, at the same level as other senior executives of the Company, upon meeting the defined corporate objectives set by the Board and the personal objectives set by the CEO.

                  3.3 Health and Dental Benefits. In addition to the compensation provided for in Section 3.1 and Section 3.2 hereof, Employee shall be entitled to all rights and benefits for which Employee is eligible under any health and dental insurance policies that IXC provides to its employees or officers in comparable positions during the term of this Agreement.

                  3.4 Vacation. Employee shall be entitled to paid vacation during the term of his employment hereunder in accordance with the Company's vacation policy.

                  3.5 Reimbursement of Business Expenses. The Company will, upon submission of appropriate documentation, promptly reimburse employee for reasonable and authorized business expenses (including travel, entertainment, business meetings, telephone and similar items) incurred by Employee during the term of this Agreement in accordance with the Company's policy.

                  3.6 Special payments.

                           (a) Provided Employee remains an active employee of
the Company beyond December 31, 1999, or should he be terminated by the Company for reasons other than cause, as defined in section 4.3, including change of title or a decrease in his responsibilities (excepting the title and responsibilities as CFO which both parties agree may be changed or deleted after the date hereof) prior to December 31, 1999, employee shall be entitled to: a special one-time payment of $556K on January 20, 2000; a payout of his 1999 bonus target at a minimum of 50% of base pay, on the normal bonus payment date regardless of whether he is an employee on such date; and, upon termination, a cash payment equivalent to the value of the acceleration of his then unvested options scheduled on Exhibit A calculated at the market price as of such termination date, less his exercise price, multiplied by the number of unvested shares at the time of such termination. In addition, Employee and the Company agree that: (i) should Employee be terminated by the Company for reasons other than cause as defined in section 4.3, or (ii) should Employee terminate this Agreement in accordance with section 2.2 above prior to


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October 7, 2002, Employee and the Company, at no additional cost to the Company other than the value of actual services performed, agree to allow Employee to enter into an independent contractor relationship with the Company for consulting services, such that Employee shall have a minimum of one year from his termination date, but not beyond October 7, 2002, to exercise any then vested stock options granted prior to April 26, 1999, in accordance with the terms of the applicable Stock Plan.

                  (b) Any options granted after the effective date of this agreement shall not be subject to the provisions of paragraph 3.6 (a) above.

                  3.7 Other benefits. In addition to the benefits set forth in this Section 3, Employee shall be entitled to all other rights and benefits that IXC provides to its employees or officers in comparable positions during the term of this Agreement.


SECTION 4. TERMINATION OF EMPLOYMENT

                  4.1 Death of Employee. Employee's employment hereunder shall immediately terminate upon his death.

                  4.2 Disability of Employee. If Employee, in the reasonable opinion of a physician selected by the Board, is materially unable, due to a physical, mental or emotional illness or condition, to perform his duties hereunder for a period of three consecutive months, the Board shall have the right to terminate Employee's employment upon 30 days' prior written notice to Employee at any time during the continuation of such inability.

                  4.3 Termination for Cause. The Board may terminate Employee's employment hereunder for "cause" immediately upon written notice to Employee. As used herein, "cause" shall mean the following:

                           (a) fraud committed in connection with Employee's
employment, or theft, misappropriation or embezzlement of the Company's funds or property;

                           (b) conviction of any felony, crime involving fraud
or misrepresentation, or any other crime the effect of which is likely to materially adversely affect the Company;

                           (c) failure to follow a reasonable lawful directive
of the Board or an authorized Company officer or director following two business days' notice that such failure shall constitute grounds for termination for cause; or

                           (d) abuse of alcohol or other drugs which materially
interferes with the performance by Employee of his duties hereunder, provided that Employee has been given 30 days' prior written notice by the Board of its intent to terminate Employee pursuant to this provision during which time Employee has not demonstrated the cessation of such abuse to the reasonable satisfaction of the Board.


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                  4.4 Termination Without Cause. If the Employee's employment is terminated by the Company for any reason other than as set forth above, Employee's termination shall be considered "without cause."

                  4.5 Payments upon Termination.

                           (a) If Employee's employment is terminated as a
result of his death, the Company shall not thereafter be obligated to make any further payments under this Agreement other than amounts payable hereunder accrued as of the date of Employee's death in accordance with generally accepted accounting principles.

                           (b) If Employee's employment is terminated by the
Company pursuant to Section 4.2 (disability), the Company shall not thereafter be obligated to make any further payments under this Agreement other than amounts payable hereunder accrued as of the date of Employee's termination in accordance with generally accepted accounting principles.

                           (c) If Employee's employment is terminated by the
Company pursuant to Section 4.3 (cause), the Company shall not thereafter be obligated to make any further payments under this Agreement other than amounts payable hereunder accrued as of the date of Employee's termination in accordance with generally accepted accounting principles.

                           (d) If Employee's employment is terminated by the
Company pursuant to Section 4.4 (without cause) the Company shall not thereafter be obligated to make any further payments under this Agreement other than (i) amounts payable hereunder accrued as of the date of Employee's termination in accordance with generally accepted accounting principles, and (ii) severance payments in an amount equal to the sum of the payments and obligations set forth in Sections 3.1, 3.3, and, with respect to any payments not yet made, 3.6, from the date of such termination through the end of the term, but in no event to exceed a period of one year.

                  4.6 No Mitigation. There shall be no requirement on the part of Employee to seek other employment or otherwise mitigate damages in order to be entitled to the full amount of any payments or benefits to be made pursuant to this Agreement and payments due in respect of periods following the termination of employment shall not be diminished by any amounts earned by Employee from any other employment.

SECTION 5. MISCELLANEOUS

                  5.1 Noncompetition. During the term of Employee's employment hereunder, and continuing until one year after termination of Employees employment hereunder or (iii) a Change of Control as defined in paragraph 3.7.2, Employee shall not, directly or indirectly, engage in, render services of any nature to, provide financial support for, plan for, be connected in any manner with or organize any business which is competitive with or similar to the business of the Company if such other business has operations or planned operations anywhere in the


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world where the Company or its subsidiaries has or plans to have operations, by becoming an owner, officer, director, shareholder (except for less than 2% of a publicly traded stock for investment purposes only), partner, creditor, associate, employee, agent, representative or consultant or serve in any other capacity in connection with such other business without the Company's prior written consent. Each of the parties hereto acknowledges that the restrictions, prohibitions and other provisions hereof are reasonable, fair and equitable in scope, terms and duration, are necessary to protect the legitimate business interests of the Company given the current scope of the Companies business and Employees expertise, and are a material inducement to the Company to enter into this Agreement. The provisions of this section shall survive the termination of this Agreement.

                  5.2 Nonsolicitation. During the term of Employee's employment and continuing for one year thereafter, Employee shall not, directly or indirectly; (i) hire or solicit any employee, consultant, sales representative, sales agent or advisor of the Company or any of its affiliates or encourage any such employee, consultant, sales representative, sales agent or advisor to leave such employment for any business whether or not a competitor of the Company; or
(ii) solicit or divert or attempt to divert to any competitor any business of the Company or solicit or divert or attempt to divert any customers or suppliers of the Company.

                  5.3 Confidentiality/Trade Secrets. Since the work for which Employee is employed and upon which Employee will be engaged will include knowledge and information of a confidential nature to, and the secret property of, the Company, or persons, firms, entities or corporations with whom the Company is affiliated, or customers of the Company or its affiliates (including but not limited to inventions, improvements, designs systems, ideas, financial and technical data, trade secrets, business plans, financing systems and techniques, sales techniques and approaches, and customer and supplier information), Employee shall receive all knowledge and information in confidence, and shall not at any time (during or after employment with the Company) except as required in the conduct of the Company business, or authorized in writing by the Company, publish, disclose or use or authorize anyone else to publish, disclose or make use of any such information or knowledge unless and until such information or knowledge shall have ceased to be secret or confidential as evidenced by general public knowledge. In the event that Employee's employment with the Company shall cease, Employee authorizes the Company to send a copy of this section in its sole discretion, to any and all future employers which Employee may have and to any and all persons, firms, entities and corporations with whom Employee may become affiliated in a business or commercial enterprise, and inform any and all such employers, persons, firms, entities or corporations that the Company intends to exercise its legal rights should Employee breach the terms of this Agreement or should another party induce a breach by Employee. The provisions of this section shall survive the termination of this Agreement.

                  5.4 Property. All results and proceeds of Employee's services hereunder, and all inventions, improvements, systems, designs, ideas, business plans, sales techniques and approaches which Employee made or conceived or which Employee may make or conceive, at any time after the commencement of Employee's employment with the Company and until the termination thereof, either individually or jointly with others, or which Employee utilizes in


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carrying out Employee's duties hereunder (hereinafter "Property"), shall be the exclusive property of the Company as a "work for hire", and Employee hereby assigns and agrees to assign to the Company all of Employee's rights in and to all such Property, and to all copyrights (statutory and common law), covering any or all of the Property. The provisions of this section shall survive the termination of this Agreement.

                  5.5 Injunction; Confidential Materials. Employee hereby consents and agrees that for any violation of any of the provisions of Section
5.3 (Confidentiality/Trade Secrets), or Section 5.4 (Property) of this Agreement, a restraining order and/or an injunction may issue against Employee in addition to any other rights the Company may have at law or in equity. Employee agrees that records containing secret or confidential knowledge and information prepared by Employee or which come into Employee's possession during Employee's employment by the Company, are and remain the property of the Company, and if and when Employee's employment with the Company terminates, all such records and all copies thereof shall be left with the Company.

                  5.6 Remedies. Employee acknowledges and agrees that the services to be rendered by Employee hereunder and the rights and privileges herein granted to the Company are by reason of Employee's skill and experience, of a special, unique, unusual, extraordinary and intellectual character which gives them a peculiar value, the loss of which cannot reasonably or adequately be compensated in damages in an action at law, and that a breach by Employee of any of the provisions contained herein, including, without limitation, the provisions of Section 5.1 (Noncompetition), will cause the Company irreparable injury and damage. Employee expressly agrees that the Company shall be entitled as a matter of right to injunctive or other equitable relief to prevent a breach of this Agreement by Employee. Resort to such equitable relief, however, shall not be construed as a waiver of any other rights or remedies which the Company may have for damages or otherwise hereunder. Employee specifically agrees that the Company may recover by appropriate action the amount of the actual damage caused the Company by any failure, refusal or neglect of Employee to keep and perform all of the agreements and warranties herein contained.

                  5.7 Prior Employment. Employee represents and warrants that he is not a party to any other employment, non-competition or other agreement or restriction which could interfere with his employment with the Company or his or the Company's rights and obligations hereunder; and that his acceptance of employment with the Company and the performance of his duties hereunder will not breach the provisions of any contract, agreement, or understanding to which he is party or any duty owed by him to any other person.

                  5.8 Severability. The invalidity or unenforceability of any particular provision or part of any provision of this Agreement shall not affect the other provisions or parts hereof.

                  5.9 Assignment. This Agreement shall not be assignable by Employee, and shall be assignable by the Company only to any person or entity which may become a successor in interest (by purchase of assets or stock, or by merger, or otherwise) to the Company. Subject to the foregoing, this Agreement and the rights and obligations set forth herein shall inure to the

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benefit of, and be binding upon, the parties hereto and each of their respective permitted successors, assigns, heirs, executors and administrators.

                  5.10 Notices. All notices hereunder shall be in writing and shall be sufficiently given if hand-delivered, sent by documented overnight delivery service or registered or certified mail, postage prepaid, return receipt requested or by facsimile (confirmed by U.S. mail), confirmation received, addressed as set forth below or to such other person and/or at such other address as may be furnished in writing by any party hereto to the other. Any such notice shall be deemed to have been given as of the date received, in the case of personal delivery, or on the date shown on the receipt of confirmation therefor, in all other cases. Any and all service of process and any other notice in any action, suite or proceeding shall be effective against any party if given as provided in this Agreement; provided that nothing herein shall be deemed to affect the right of any party to serve process in any other manner permitted by law.


                           (a)      If to the Company:


                                    IXC Communications, Inc.
                                    1122 South Capital of Texas Highway
                                    Austin, TX 78746


                                    Attention: General Counsel
                                    Tel: 512-427-3959
                                    Fax:  512-328-7902


                           (b)      If to Employee:


                                    Mr. James F. Guthrie
                                    3100 Sweetgum Cove
                                    Austin, TX  78735


                                    Tel: 512-347-0193
                                    Fax: 512-347-1668


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                  5.11 Entire Agreement and Modification. This Agreement
constitutes the entire agreement between the parties hereto with respect to the matters contemplated herein and supersedes all prior agreements and understandings with respect thereto. Any amendment, modification or waiver of this Agreement shall not be effective unless in writing. Neither the failure nor any delay on the part of any party to exercise any right, remedy, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or any other right, remedy, power or privilege with respect to any occurrence be construed as a waiver of any right, remedy, power or privilege with respect to any other occurrence.

                  5.12 Binding Arbitration. The parties hereby consent to the resolution by binding arbitration of all claims or controversies in any way arising out of, relating to or associated with this Agreement. Any arbitration required by this Agreement shall be conducted before a single arbitrator in Austin, Texas in accordance with the commercial arbitration rules of the American Arbitration Association then existing, and any award, order or judgment pursuant to such arbitration may be enforced in any court of competent jurisdiction. The arbitrator shall apply rules of Texas law and the parties expressly waive any claim or right to an award of punitive damages. All such arbitration proceedings shall be conducted on a confidential basis. Notwithstanding the foregoing, either party may seek injunctive or other equitable relief in a court of law without proceeding through arbitration.

                  5.13 Amendment. This Agreement may only be amended by an agreement in writing signed by the Company and Employee.

                  5.14 Governing Law. This Agreement is made pursuant to, and shall be construed and enforce in accordance with, the internal laws of the State of Texas, without giving effect to otherwise applicable principles of law.

                  5.15 Headings; Counterparts. The headings of paragraphs in this Agreement are for convenience only and shall not affect its interpretation. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original an all of which, when taken together, shall be deemed to constitute but one and the same Agreement.

                  5.16 Further Assurances. Each of the parties hereto shall execute such further instruments and take such other actions as any other party shall reasonably request in order to effectuate the purposes of this Agreement.

                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                                              IXC Communications, Inc.


                                              By: /s/ Benjamin L. Scott
                                                 -------------------------------
                                                      Benjamin L. Scott

                                              Employee:

                                              /s/  James F. Guthrie
                                              ----------------------------------
                                                   James F. Guthrie

                                              Date: 5/18/99
                                                   --------------------


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


                                    Exhibit A
                                James F. Guthrie
                              Employment Agreement


                       Number          Remaining
      Grant Date     of Options        Grant Price     Vesting Dates
o     10/29/1996        100,000          $22.50          10/29/1999
                                                         10/29/2000

o       9/9/1997         50,000          $27.50            9/9/1999
                                                           9/9/2000
                                                           9/9/2001

o      10/7/1998         37,000          $22.00           10/7/1999
                                                          10/7/2000
                                                          10/7/2001
                                                          10/7/2002


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